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                                                                   EXHIBIT 5.1


                        MORRISON COHEN SINGER & WEINSTEIN, LLP
                                 750 Lexington Avenue
                                 New York, N.Y. 10022
                                      ___________

                              Facsimile: (212) 735-8708
                                      ___________

                                    (212) 735-8600



                                                            September 17, 1997




Cytoclonal Pharmaceutics Inc.
9000 Harry Hines Boulevard
Dallas, Texas 75235

         Re:  Post Effective Amendment No. 1 to
              Registration Statement on Form SB-2
              (File No. 333-13409)
              -----------------------------------

Dear Sirs:

    We refer to Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 (Reg. No. 333-13409) (the "Registration Statement") filed by you under the Securities Act of 1933, as amended, with the Securities and Exchange Commission thereby registering 500,000 Class A Warrants, 1,108,750 Class B Warrants, 506,250 Warrants (collectively, the "Warrants") and 810,000 shares of common stock, $.01 par value per share (the "Common Stock"), underlying the Warrants (the "Warrant Shares") of Cytoclonal Pharmaceutics Inc., a Delaware corporation (the "Company").

    We have examined and are familiar with originals, or copies certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed appropriate as a basis for the opinions expressed below.

    Based upon the foregoing, we are of the opinion that:

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         1.   The Warrants have been duly and validly authorized and when sold, paid for and issued as contemplated by the Registration Statement will be duly and validly issued and fully paid and nonassessable.

         2. The Warrant Shares have been duly and validly authorized and when sold, paid for, and issued upon exercise of the Warrants in accordance with the terms of the Warrants will be duly and validly issued and fully paid and nonassessable.

    We hereby consent to the use of this opinion in the above-mentioned Registration Statement and to the reference to our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                             Very truly yours,

                             /s/ Morrison Cohen Singer & Weinstein, LLP


                             MORRISON COHEN SINGER & WEINSTEIN, LLP